                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                           __________________________


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             February 1, 1997
                                                          --------------------


                                    RPM, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Ohio                       0-5132                   34-6550857
----------------------------      ---------------       ------------------------
(State or Other Jurisdiction        (Commission           (I.R.S. Employer
      of Incorporation)             File Number)         Identification Number)

     2628 Pearl Road, P.O Box 777                 Medina, Ohio           44258
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:   (330) 273-5090
                                                   ----------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

                  Effective as of February 1, 1997, RPM, Inc. (the "Company") acquired 100% of the issued and outstanding Common Shares of Tremco Incorporated, an Ohio corporation ("Tremco") from The B.F.Goodrich Company ("B.F.Goodrich"). The acquisition was accomplished pursuant to a Stock Purchase Agreement, dated as of October 21, 1996, between B.F.Goodrich and the Company (the "Stock Purchase Agreement"), as amended by Amendment No. 1 to the Stock Purchase Agreement, dated as of February 1, 1997, between B.F.Goodrich and the Company (the "Amendment"). Copies of the Stock Purchase Agreement and of the Amendment are filed as Exhibits hereto.

                  Tremco manufactures and sells roofing systems, sealants and coatings. Tremco is headquartered in Cleveland, Ohio and employs about 1,700 employees at office and manufacturing locations in the United States, Canada, the United Kingdom, the Netherlands and Australia, with offices and joint ventures in several other countries. The roofing systems, sealants and coatings manufactured under the Tremco brand name are sold to customers primarily in building, construction, building maintenance and retail markets. Tremco had sales in 1995 of approximately $350 million.

                  As consideration for the acquisition of Tremco, the Company paid B.F.Goodrich approximately $230,700,000.00 in cash. The purchase price and the other terms of the Stock Purchase Agreement were determined through arms-length negotiations. There are no material relationships between Tremco and the Company or any of their affiliates, directors or officers.

                  The cash portion of the purchase price paid for Tremco by RPM was financed under a Credit Agreement, dated as of February 1, 1997, between the Company, certain Banks, National City Bank, N.A., as Documentation Agent, and The Chase Manhattan Bank, N.A., as Administrative Agent (the "Credit Agreement"). A copy of the Credit Agreement is filed as an Exhibit hereto. The principal amount advanced and paid on February 3, 1997 is subject to variable interest rate based on the London Interbank Borrowing Rate (LIBOR) plus 37.5 basis points.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  Tremco Incorporated Combined Financial Statements as of October 31, 1996

                           Report of Independent Auditors

                           Combined Statement of Assets To Be Acquired and Liabilities To Be Assumed

                           Combined Statement of Revenues and Expenses

                           Combined Statement of Cash Flows

                           Notes to Combined Financial Statements

         (b)      Pro Forma Financial Information. *
                  ----------------------------------

         (c)      Exhibits.
                  ---------

                      Exhibit No.                   Description
                      -----------                   -----------

                          2.1 Stock Purchase Agreement, dated as of October 21, 1996, between B.F.Goodrich and the Company.**

                          2.2 Amendment No. 1 to the Stock Purchase Agreement, dated as of February 1, 1997, between B.F.Goodrich and the Company.

                          4.1 Form of Credit Agreement, dated as of February 1, 1997, between the Company, the Banks identified on the Signature Pages thereto, National City Bank as Documentation Agent, and The Chase Manhattan Bank as Administrative Agent

                          23.1         Consent of Independent Auditors.


-------------------
* The pro forma financial information required pursuant to Article 11 of Regulation S-X currently is not available; such information will be filed as soon as is practicable, but not later than 60 days after the date this Report is due.

** The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Stock Purchase Agreement to the Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                    RPM, INC.

                                    By: /s/ Paul A. Granzier
                                       -----------------------------------
                                       Paul A. Granzier
                                       Vice President, Secretary
                                       and General Counsel

Date: February 18, 1997

                        Report of Independent Auditors



Board of Directors
The BFGoodrich Company

We have audited the accompanying combined statement of assets to be acquired and liabilities to be assumed of Tremco Incorporated (as defined in Note A) (a subsidiary of The BFGoodrich Company) as of October 31, 1996, and the related combined statements of revenues and expenses and of cash flows for the ten-month period then ended. These financial statements are the responsibility of the management of Tremco Incorporated. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note A, the accompanying combined financial statements were prepared solely to present the assets to be acquired and liabilities to be assumed pursuant to the Stock Purchase Agreement between The BFGoodrich Company and RPM, Inc., and are not intended to be a complete presentation of the assets and liabilities and revenues and expenses of Tremco Incorporated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets to be acquired and liabilities to be assumed of Tremco Incorporated (as defined in Note A) at October 31, 1996, and its combined revenues and expenses and its combined cash flows for the ten-month period then ended, in conformity with generally accepted accounting principles.

                                                /s/ Ernst & Young LLP
                                                ----------------------------
                                                    Ernst & Young LLP

Cleveland, Ohio
January 22, 1997

                               TREMCO INCORPORATED

    COMBINED STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED

                                OCTOBER 31, 1996

                              (DOLLARS IN MILLIONS)
Current assets:
  Cash and cash equivalents                                   $   13.8
  Accounts receivable, less allowance for doubtful
     accounts of $2.0                                             55.7
  Inventory                                                       31.2
  Other current assets                                             2.2
                                                              --------
Total current assets                                             102.9

Property, plant and equipment - net                               62.6
Goodwill - net                                                    28.8
Identifiable intangible assets - net                               0.8
Other assets                                                       5.5
                                                              --------
Total assets                                                     200.6
                                                              --------

Current liabilities:
  Short-term bank debt                                             0.7
  Accounts payable                                                26.8
  Accrued expenses                                                21.2
  Accrued product warranties                                       5.5
  Foreign income taxes payable                                     3.1
                                                              --------
Total current liabilities                                         57.3

Long-term debt                                                     0.5
Deferred warranty revenue                                          8.5
Accrued product warranties                                         6.4
Other non-current liabilities                                      8.9
                                                              --------
Total liabilities                                                 81.6
                                                              --------

Net assets                                                    $  119.0
                                                              ========



See notes to financial statements.





                               TREMCO INCORPORATED

                   COMBINED STATEMENT OF REVENUES AND EXPENSES

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1996

                              (DOLLARS IN MILLIONS)

Net sales                                                $285.4

Operating costs and expenses:
  Cost of sales                                           159.4
  Selling and administrative expenses                     104.2
                                                          -----
                                                          263.6
                                                          -----

Operating income                                           21.8

Other income (expense):
  Interest expense                                         (0.6)
  Interest income                                           1.7
  Other expense-net                                        (0.3)
                                                          -----
Income Before Income Taxes                                $22.6
                                                          =====



See notes to financial statements.

                               TREMCO INCORPORATED

                        COMBINED STATEMENT OF CASH FLOWS

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1996

                              (DOLLARS IN MILLIONS)

[S]                                                                 [C]
Operating Activities
  Income before income taxes                                        $  22.6
  Adjustments to reconcile income before income taxes to
     net cash provided by operating activities:
         Depreciation and amortization                                  8.9
         Foreign income taxes                                          (5.3)
         Changes in assets and liabilities:
             Accounts receivable                                      (13.6)
             Inventory                                                 (3.5)
             Other current assets                                       (.7)
             Accounts payable                                           4.1
             Accrued expenses                                           1.2
             Other - net                                                1.7
                                                                    -------
     Net cash provided by operating activities                         15.4


Investing Activities
  Purchases of property, plant and equipment                           (6.8)
  Proceeds from sale of property, plant and equipment                    .5
                                                                    -------
  Net cash used by investing activities                                (6.3)


Financing Activities
  Changes in short-term bank debt                                       (.8)
  Repayment of long-term debt                                           (.2)
  Intercompany transactions with BFGoodrich - net                     (18.8)
                                                                    -------
  Net cash used by financing activities                               (19.8)


Effect of exchange rate changes on cash and cash equivalents             .2
                                                                    -------
Net decrease in cash and cash equivalents                             (10.5)
Cash and cash equivalents at beginning of period                       24.3
                                                                    -------
Cash and cash equivalents at end of period                          $  13.8
                                                                    =======

Supplemental cash flow information:
  Interest paid (net of amount capitalized)                         $   0.6
                                                                    =======

See notes to financial statements.

                               TREMCO INCORPORATED

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1996

                              (DOLLARS IN MILLIONS)

NOTE A.  BASIS OF PRESENTATION

On October 21, 1996, The BFGoodrich Company ("BFG") entered into a Stock Purchase Agreement (the "Agreement") with RPM, Inc. ("RPM") whereby RPM agreed to purchase all of the capital stock of Tremco (as defined below), other than certain assets and liabilities to be retained by BFG as defined in the Agreement. The transaction is expected to close as of February 1, 1997, and the Agreement may be amended by mutual agreement of the parties as of that date. The accompanying financial statements include the assets, liabilities, and the revenues and expenses of the businesses to be acquired by RPM. Those businesses include Tremco Incorporated and the following subsidiaries of Tremco Incorporated and certain affiliates (direct or indirect subsidiaries of BFG):
Tremco Service Corporation (U.S.); Tremco Limited (Canada); Tremco Ltd. (U.K.) and subsidiaries; Kamia Chemical GmbH (Germany); Tremco Asia Pacific Pty. Limited and subsidiaries (Australia); Tremco Far East Limited and subsidiary (Hong Kong); H&P Extrusions B.V., H&P Mixings B.V. and Tremco B.V. (Holland); Oy Tremco Ltd. Finland; Tremco A.B. (Sweden) and certain operations in Mexico and Japan (collectively "Tremco" or the "Company"). The Company operates in the building maintenance and construction business segment. Tremco manufactures insulating glass sealants, construction sealants and waterproofing coatings, commercial glazing products and commercial roofing products.

The accompanying Combined Statement of Assets To Be Acquired and Liabilities To Be Assumed, Combined Statement of Revenues and Expenses and Combined Statement of Cash Flows have been prepared from the historical books and records of the Company. In accordance with the Agreement, these financial statements reflect the net assets of the businesses to be acquired and their revenues and expenses and cash flows. Assets and liabilities of Tremco that will not be acquired or assumed and have no continuing significance to the businesses to be acquired have been omitted from the Combined Statement of Assets To Be Acquired and Liabilities To Be Assumed. Assets and liabilities to be retained by BFG primarily consist of certain property and equipment, current and deferred income taxes attributable to U.S. operations, liabilities for U.S. defined benefit pension and postretirement arrangements, bank debt of Tremco Asia Pacific Pty. Limited, and the intercompany balance with BFG.

Tremco Incorporated and its U.S. subsidiaries are included in the consolidated federal income tax return of BFG. BFG's policy is to account for all U.S. income taxes at the parent company level. As a result, no U.S. income tax assets or liabilities relating to temporary differences and no income tax expense (benefit) have been reflected in the accompanying financial statements. Foreign income taxes have been excluded from the Combined Statement of Revenues and Expenses for presentation purposes. The cash flow effect of accrued foreign income taxes to be paid by foreign businesses has been included in the Combined Statement of Cash Flows.

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE A.  BASIS OF PRESENTATION (CONTINUED)

BFG provides various treasury functions for Tremco in the U. S. and maintains a cash management program under which cash generated by Tremco is transferred to BFG and working capital requirements of Tremco are paid by BFG. Incident to this system, BFG maintains an interest-bearing intercompany account to record the net amount owed to or due from Tremco. Interest income in the accompanying Combined Statement of Revenues and Expenses includes the interest earned ($1.3) by Tremco from BFG on this intercompany account balance at BFG's variable rate of interest. The intercompany account balance with BFG is not to be acquired by RPM and, accordingly, this balance has been excluded from the net assets at October 31, 1996.

BFG also provides certain services to the Company such as insurance and employee benefits management, telecommunications, tax and legal, among others. Costs charged to the Company for these services are allocated by BFG based on management's estimates of the Company's proportionate share of the total expenses; however, these allocations are not necessarily indicative of the expenses that would have been incurred had Tremco been operated as a stand-alone business. BFG allocates costs related to defined benefit pension and postretirement plans based on actuarial valuations. Total expenses - net allocated to the Company by BFG totaled $4.3 for the ten-month period ended October 31, 1996 (including allocations related to defined benefit pension and postretirement plans). Net expenses charged to the Company are not settled in cash and become part of the intercompany account balance with BFG.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements reflect the accounts of Tremco (see note A). Investments in 20 to 50 percent owned affiliates are accounted for using the equity method. Equity in earnings (losses) from these businesses, which are not significant, are included in Other expense-net. Intercompany accounts and transactions have been eliminated. The operations of Tremco's foreign operations, excluding Canada, are consolidated on a one-month time lag in order to achieve the month-end reporting requirements of BFG.

CASH AND CASH EQUIVALENTS

Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase.

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)


NOTE B.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are stated at the lower of cost or market. Certain domestic inventories are valued by the last-in, first-out (LIFO) cost method. Inventories not valued by the LIFO method are valued principally by the first-in, first-out cost method.

LONG-LIVED ASSETS

Property, plant and equipment are recorded at cost. Depreciation and amortization is principally computed by either the straight-line method or the sum-of-the-years digits method over the following estimated useful lives: buildings and improvements, 15 to 40 years; machinery and equipment, 3 to 15 years. Repair and maintenance costs are expensed as incurred.

Tremco was acquired by BFG in 1979. Goodwill was recorded for the excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired, and is being amortized using the straight-line method over 40 years. Goodwill also includes the excess of the purchase price over the fair value of the net assets of businesses acquired by Tremco since 1979 and is being amortized by the straight-line method over 10 to 20 years.

Identifiable intangible assets are recorded at cost, or when acquired as a part of a business combination, at estimated fair value. These assets include trademarks, patents and other technology agreements and licenses. They are amortized using the straight-line method over estimated useful lives of 5 to 40 years.

Impairment of long-lived assets and related goodwill is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from use and ultimate disposition of the asset.

REVENUE RECOGNITION

The Company recognizes revenues from sale of products at the point of passage of title, which is at the time of shipment. Revenues earned from providing services are recognized when the service is performed. Revenues from warranties separately purchased by customers are recognized over an average warranty period of approximately ten years, on a straight-line basis.

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)


NOTE B.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS

The Company's significant financial instruments recorded in the Combined Statement of Assets To Be Acquired and Liabilities To Be Assumed include cash and cash equivalents, accounts receivable, accounts payable and short-term bank debt. Because of their short maturity, the carrying amount of these financial instruments approximates fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE C.  FINANCING ARRANGEMENTS

SHORT-TERM BANK DEBT

At October 31, 1996, the Company had available unused formal foreign lines of credit and overdraft facilities of $9.2.

LONG-TERM DEBT

Long-term debt represents notes payable to foreign banks. Notes payable to banks consist of fixed rate instruments which have principal maturing through 2015. Fixed interest rates on all notes payable to banks range from 7.6 percent to
12.5 percent.

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE D.  LEASE COMMITMENTS

The Company leases certain of its office and manufacturing facilities as well as machinery and equipment under operating leases. The future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year, consisted of the following:

1997                                       $2.2
1998                                        1.6
1999                                        1.1
2000                                        0.9
2001                                        0.7
Thereafter                                  2.9
                                           ----
Total minimum payments                     $9.4
                                           ====



Net rent expense for the ten-month period ended October 31, 1996, consisted of the following:

Minimum rentals                            $2.4
Contingent rentals                          0.8
                                           ----
                                           $3.2
                                           ====

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE E.  EMPLOYEE BENEFIT PLANS

PENSION PLANS

Substantially all U.S. employees of the Company are participants in BFG's defined benefit pension plan. BFG allocates pension costs to the Company based on actuarial valuations. Pension expense of $0.9 was allocated to the Company during the ten-month period ended October 31, 1996.

In addition, Tremco has several contributory and noncontributory defined benefit pension plans covering employees outside the U.S., principally in Canada. Plans generally provide benefit payments using a formula that is based on an employee's compensation and length of service.

Accumulated benefits and related assets for Tremco's Canadian defined benefit pension plan as of December 31, 1996, the most recent valuation date, are as follows:

Actuarial present value of accumulated benefit obligation:
     Vested                                                        $  12.1
     Non-vested                                                         --
                                                                   -------
Accumulated benefit obligation                                        12.1
Plan assets at fair value                                             20.8
                                                                   -------
Plan assets in excess of accumulated
 benefit obligation                                                $   8.7
                                                                   -------

Projected benefit obligation                                       $  14.0
Plan assets at fair value                                             20.8
                                                                   -------
Plan assets in excess of projected
 benefit obligation                                                $   6.8
                                                                   =======
Consisting of:
     Unrecognized transition asset                                 $   0.6
     Unrecognized prior service cost                                  (0.5)
     Unrecognized net gain                                             5.2
     Prepaid pension cost at December 31, 1996                         1.5
                                                                   -------
Total                                                              $   6.8
                                                                   =======

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE E.  EMPLOYEE BENEFIT PLANS (CONTINUED)

The major assumptions used in the December 31, 1996 actuarial valuation for the Canadian pension plan are as follows: discount rate - 8.25 percent; rate of increase in compensation levels - 4.5 percent; expected long-term rate of return on plan assets - 9 percent. The plan's assets consist principally of investments in mutual funds invested in equities, debt and real estate.

The components of net periodic pension income of ($0.1) for the Canadian plan for the ten-month period ended October 31, 1996 are: service cost - $0.4; interest cost - $1.0; actual return on plan assets - ($2.6); net amortization - $1.1.

Prepaid pension cost of $1.8 is reflected in the Combined Statement of Assets To Be Acquired and Liabilities To Be Assumed at October 31, 1996.

SAVINGS PLAN

The Company also sponsors an unfunded defined contribution plan for employees of Tremco Canada. Amounts credited to participant's accounts are based on a percentage of the amount employees contribute to other plans. During the ten-month period ended October 31, 1996, the Company expensed $0.3, including interest. A non-current liability of $3.0 is reflected in the Combined Statement of Assets To Be Acquired and Liabilities To Be Assumed.

The Company also participates in a BFG defined contribution savings plan, which covers most U.S. salaried employees of the Company. The Company matches from three to six percent of eligible earnings depending upon investment options elected. For the ten-month period ended October 31, 1996, Company contributions amounted to $2.1 under this plan.

OTHER POSTRETIREMENT BENEFIT PLANS

The Company's U.S. employees participate in a BFG defined benefit postretirement plan that provides certain health-care and life insurance benefits to eligible employees. The health-care plan is contributory, with retiree contributions adjusted periodically, and contain other cost-sharing features, such as deductibles and coinsurance. The life insurance plan is generally noncontributory. Net periodic postretirement benefit expense for the ten-month period ended October 31, 1996, allocated to the Company was $0.6.

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE E.  EMPLOYEE BENEFIT PLANS (CONTINUED)

The Company also sponsors a defined benefit postretirement plan that provides certain health-care benefits to employees of Tremco Canada. Net periodic postretirement benefit expense for the ten-month period ended October 31, 1996 was $0.3. A non-current liability of $3.7 is reflected in the Combined Statement of Assets To Be Acquired and Liabilities To Be Assumed.

NOTE F.  GEOGRAPHIC INFORMATION

The Company's operations are principally in the United States, Canada and Europe. Sales are not concentrated in any one customer. The Company does not believe that business risks in countries in which it operates, including currency restrictions, could have a significant adverse effect on cash flow, liquidity or capital resources.

Net assets of consolidated foreign subsidiaries amounted to $70.3 (including $13.6 of cash and cash equivalents) at October 31, 1996.

The Company also exports products manufactured in the United States to affiliated and unaffiliated companies worldwide. Intercompany transfers made at prevailing prices to foreign subsidiaries amounted to $6.0 for the ten-month period ended October 31, 1996. Export sales to unaffiliated foreign customers amounted to $1.0 for the ten-month period ended October 31, 1996.

                                              Operating            Identifiable
                               Sales         Income (Loss)           Assets
                               -----         -------------           ------
[S]                           [C]               [C]               [C]
Geographic Areas:
   United States              $171.5            $13.1              $ 89.2
   Canada                       90.7              8.6                63.0
   Europe                       43.7              1.3                41.9
   Other Foreign                13.2             (1.1)                8.5
   Inter-area eliminations     (33.7)            (0.1)               (2.0)
                                ----            -----               -----
Total                         $285.4            $21.8              $200.6
                               =====             ====               =====

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE G.  RESEARCH AND DEVELOPMENT EXPENSE

Research and development expense amounted to $6.8 for the ten-month period ended October 31, 1996.

NOTE H.  INVENTORIES

The major classes of inventories are as follows:

At first-in, first-out or average cost (which
   approximates current costs):
   Finished products                                   $26.3
   Raw materials and supplies                            6.5
                                                         ---
                                                        32.8

Reserve to reduce certain inventories
  to LIFO basis                                         (1.6)
                                                       -----
                                                       $31.2
                                                       =====

At October 31, 1996, approximately 22 percent of inventory was valued by the LIFO method.

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE I.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

Land                                                         $  4.3
Buildings and improvements                                     39.6
Machinery and equipment                                        75.0
Construction in progress                                        7.2
                                                            -------
                                                              126.1

Less allowances for depreciation
  and amortization                                            (63.5)
                                                              -----
                                                              $62.6
                                                              =====

Interest costs capitalized were $0.2 for the ten-month period ended October 31, 1996. Depreciation and amortization of property, plant and equipment for the ten-month period ended October 31, 1996 was $7.1.

NOTE J.  GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill and identifiable intangible assets include the following:

Goodwill                                                       $48.7
Accumulated amortization                                       (19.9)
                                                               -----
                                                               $28.8
                                                               =====

                               TREMCO INCORPORATED

                              (DOLLARS IN MILLIONS)

NOTE J.  GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS (CONTINUED)

Identifiable intangible assets                         $ 1.7
Accumulated amortization                                 (.9)
                                                         ---
                                                       $ 0.8
                                                       =====

Amortization of goodwill and identifiable intangible assets was $1.8 for the ten-month period ended October 31, 1996.

NOTE K.  ACCRUED EXPENSES

Accrued expenses include the following:

Wages, vacations, pensions and other
   employment costs                                    $11.6
Deferred warranty revenue                                1.3
Other                                                    8.3
                                                       -----
                                                       $21.2
                                                       =====

NOTE L.  COMMITMENTS AND CONTINGENCIES

Tremco has various purchase commitments for materials, supplies and energy incident to the ordinary course of business.

There are pending or threatened against Tremco various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial and product liability matters, which seek remedies or damages. Tremco believes that any liability that may finally be determined with respect to commercial and product liability claims in excess of amounts provided should not have a material effect on the Company's consolidated financial position or results of operations. The Company is also involved in legal proceedings as a plaintiff involving contract and other matters. Gain contingencies, if any, are recognized when realized.

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